Exhibit 99.1

Orgenesis Inc. Announces $14.8 Million Private Placement

GERMANTOWN, MD, March 31, 2022 — Orgenesis Inc. (NASDAQ: ORGS) (“Orgenesis” or the “Company”), a global biotech company working to unlock the full potential of cell and gene therapies, announced today that it has entered into a definitive securities purchase agreement with certain investors for the sale of 4,933,333 shares of the Company’s common stock in a private placement at a purchase price of $3.00 per share and warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $4.50 per share. The warrants are not exercisable until after six months and expire three years from the date of issuance. The Company expects to receive gross proceeds of approximately $14.8 million before deducting related offering expenses. The offering is expected to close on or about April 30, 2022, subject to customary closing conditions.

The securities to be sold in this private placement will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and will be sold pursuant to Regulation D of the Securities Act. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement covering the resale of the shares of common stock acquired by the investors and shares of common stock issuable upon exercise of the warrants acquired by the investors.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Orgenesis

Orgenesis is a global biotech company working to unlock the full potential of cell and gene therapies (CGTs) in an affordable and accessible format at the point of care. The Orgenesis POCare Platform is comprised of three enabling components: a pipeline of licensed POCare Therapeutics that are processed and produced in closed, automated POCare Technology systems across a collaborative POCare Network. Orgenesis identifies promising new therapies and leverages its POCare Platform to provide a rapid, globally harmonized pathway for these therapies to reach and treat large numbers of patients at lowered costs through efficient, scalable, and decentralized production. The POCare Network brings together patients, doctors, industry partners, research institutes and hospitals worldwide to achieve harmonized, regulated clinical development and production of the therapies. Additional information is available at: www.orgenesis.com.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements involve substantial uncertainties and risks and are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, but not limited to, our reliance on, and our ability to grow, our point-of-care cell therapy platform, our ability to achieve and maintain overall profitability, our ability to manage our research and development programs that are based on novel technologies, our ability to control key elements relating to the development and commercialization of therapeutic product candidates with third parties, the timing of completion of clinical trials and studies, the availability of additional data, outcomes of clinical trials of our product candidates, the potential uses and benefits of our product candidates, our ability to manage potential disruptions as a result of the coronavirus outbreak, the sufficiency of working capital to realize our business plans, the development of our POCare strategy, our trans differentiation technology as therapeutic treatment for diabetes, the technology behind our in-licensed ATMPs not functioning as expected, our ability to further our CGT development projects, either directly or through our JV partner agreements, and to fulfill our obligations under such agreements, our license agreements with other institutions, our ability to retain key employees, our competitors developing better or cheaper alternatives to our products and the risks and uncertainties discussed under the heading “RISK FACTORS” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contact for Orgenesis:

David Waldman
Crescendo Communications, LLC
Tel: 212-671-1021
ORGS@crescendo-ir.com
Source: Orgenesis Inc.